UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): December 20, 2012
ACADIA REALTY TRUST
(Exact name of registrant as specified in its charter)

Maryland	1-12002	23-2715194
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1311 Mamaroneck Avenue
Suite 260
White Plains, New York 10605
(Address of principal executive offices) (Zip Code)
(914) 288-8100
(Registrant's telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425 )
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

As previously disclosed, on December 14, 2012, subsidiaries of Acadia Strategic Opportunity Fund II, LLC ("Fund II") and Acadia Strategic Opportunity Fund III LLC ("Fund III" and collectively with Fund II, the "Funds"), which are subsidiaries of Acadia Realty Trust (the "Company"), entered into a purchase and sale agreement (the "Agreement"), to sell 14 self-storage properties (the "Portfolio") for an aggregate sales price of approximately $293.9 million to SP Holdings I LLC ("SP Holdings"), an unaffiliated entity. Prior to the closing of the transaction, SP Holdings assigned the contract to the ultimate acquiring entity, in which Fund III has a less than 0.5% interest. On December 20, 2012, the Funds completed the sale of 12 of the 14 properties for approximately $261.6 million. The sale of the remaining two properties is expected to be completed within the next 60 days, although this remains subject to customary closing conditions and, accordingly, no assurance can be given as to the timing or successful completion of the sale of all or a portion of the remaining two properties. Fund III has retained an ownership interest in the self-storage management company that it previously acquired in connection with its ownership of the self-storage portfolio that will continue as manager of the Portfolio.

The Funds received net proceeds of approximately $120.1 million after the repayment of $130.6 million of outstanding mortgage debt, payments to noncontrolling interest holders, and closing costs.

A copy of the Agreement will be filed as an exhibit to the Company's annual report on Form 10-K for the year ending December 31, 2012. The above description is a summary of the Agreement and is qualified in its entirety by the complete text of the Agreement.

In connection with the disposition of the Portfolio, the Company is hereby filing, as Exhibit 99.1 hereto, an unaudited pro forma consolidated balance sheet of the Company as of September 30, 2012, and unaudited pro forma consolidated statements of income for each of the nine months ended September 30, 2012 and 2011, and for each of the fiscal years ended December 31, 2011, 2010, and 2009 assuming the transaction occurred on January 1, 2009. Exhibit 99.1 is hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number        Description

99.1            Unaudited Pro Forma Consolidated Financial Statements of Acadia Realty Trust

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACADIA REALTY TRUST
(Registrant)
Date: December 27, 2012 By:/s/ Jonathan Grisham
Name: Jonathan Grisham
Sr. Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Unaudited Pro Forma Consolidated Financial Statements of Acadia Realty Trust